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                                                                       EXHIBIT 3
                              JOINT FILING AGREEMENT

                  The undersigned hereby agree that the statement on Schedule 13D dated May 9, 1996, with respect to the Common Stock of MFS Communications Company, Inc. is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

                  This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

Dated:  May 9, 1996




/s/ James Q. Crowe                              /s/ Ronald W. Roskens
James Q. Crowe                                  Ronald W. Roskens



/s/ Howard Gimbel                               /s/ Walter Scott, Jr.
Howard Gimbel                                   Walter Scott, Jr.



/s/ William Grewcock                            /s/ Kenneth E. Stinson
William Grewcock                                Kenneth E. Stinson



/s/ Royce J. Holland                            /s/ Michael B. Yanney
Royce J. Holland                                Michael B. Yanney



/s/ Richard R. Jaros                            UUNET TECHNOLOGIES, INC.
Richard R. Jaros


                                                By:/s/ Martina W. Knee
                                                   Martina W. Knee
/s/ Robert E. Julian                               Vice President
Robert E. Julian